EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

     We hereby consent to the use in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-36326 on Form S-4 for American River Holdings of our report dated February 17, 2000, except for Note 15, as to which the date is March 1, 2000, relating to the financial statements of North Coast Bank for the year ended December 31, 1999 and to the reference to our Firm under the headings "Selected Historical and Pro Forma Financial Data" and "Experts" in the joint proxy statement/prospectus, which is part of this Registration Statement.

                                                /s/ PERRY-SMITH LLP


                                                July 11, 2000